UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2010
GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Parkway Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)
(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits.

Signature

EX-99.1	PRESS RELEASE

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

GameTech International, Inc. (the “Company) announced that Floyd “Bud” Glisson and Steven M. Rittvo were elected to its board of directors on February 18, 2010 by unanimous vote of the Company’s board.  Both Mr. Glisson and Mr. Rittvo qualify as independent directors pursuant to NASDAQ listing requirements.

There are no arrangements or understandings between Mr. Glisson and any other persons pursuant to which he was selected as a director.  It is anticipated that Mr. Glisson will serve on our Nominations, Compensation, and Audit Committees.  Mr. Glisson will receive compensation in accordance with the Company’s standard compensation arrangements for non-executive directors, which are summarized in the Company’s Definitive Proxy Statement on Schedule 14A for its fiscal year ended November 2, 2008 as filed with the Securities and Exchange Commission on March 2, 2009.

There are no arrangements or understandings between Mr. Rittvo and any other persons pursuant to which he was selected as a director.  It is anticipated that Mr. Rittvo will serve on our Nominations and Compensation Committees.  Mr. Rittvo will receive compensation in accordance with the Company’s standard compensation arrangements for non-executive directors, which are summarized in the Company’s Definitive Proxy Statement on Schedule 14A for its fiscal year ended November 2, 2008 as filed with the Securities and Exchange Commission on March 2, 2009.

Item 8.01	Other Events.

The full text of the GameTech International, Inc. press release announcing the appointments of Mr. Glisson and Mr. Rittvo is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

99.1	Press release from GameTech International, Inc. dated February 18, 2010 titled “GameTech International, Inc. Announces Two New Additions to Its Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ Marcia R. Martin
Marcia R. Martin
Chief Financial Officer

Date: February 22, 2010